Exhibit 99.1

FOR RELEASE 6:00 AM ET, January 2, 2020
Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com
SUMMIT FINANCIAL GROUP, INC. COMPLETES ITS ACQUISITION OF CORNERSTONE FINANCIAL SERVICES, INC. AND SUBSIDIARY, CORNERSTONE BANK, INC.
MOOREFIELD, WV - January 2, 2020 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Summit”) (NASDAQ: SMMF) announces completion, effective January 1, 2020, of the acquisition by its subsidiary Summit Community Bank, Inc. of Cornerstone Financial Services, Inc. and its subsidiary, Cornerstone Bank, Inc., headquartered in West Union, West Virginia.
The former Cornerstone Bank, Inc. offices will continue to operate under that name until close of business on Friday, March 20, 2020, and will commence operating under the name Summit Community Bank, Inc. on Monday, March 23, 2020.
About Summit
Summit Financial Group, Inc. is a $2.32 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and Southern regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates thirty-six banking locations.